Exhibit 99.1

FiberTower Presentation RBC Technology, Communications & Media Conference June 10, 2009

2 Forward-Looking Statements Statements included in this presentation which are not historical in nature are forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These include, without limitation, statements regarding the Company’s expected charges and cost savings associated with the Company’s reduction in workforce, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans, target Field EBITDA and anticipated cash balances. There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, and competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

FiberTower - At a Glance

Hybrid fixed wireless/fiber backhaul transport services provider to U.S. wireless carriers

Company Snapshot

- NASDAQ Listed: FTWR
- Approximately 150 Employees
- First live site: March 2003
- 24/39 GHz Licensed Spectrum
- 13 Existing U.S. Markets
- Services Include:
  - T1, DS3 & OC-n
  - High Capacity Ethernet
  - Wavelength
  - Spectrum

Key Business Drivers

- New Devices
  - BlackBerrys, iPhones, Data Cards
- Hi-Cap Carrier Networks
  - 3G, 4G, LTE, WiMax
- TDM to Ethernet Migration
- Cell Site Coverage Requirements
- OPEX & CAPEX Cost Containment
- Future-Proof, Long-Term Solutions

Financial Highlights Q109

Q109 Annualized Revenue	$58.9M
Q109 vs Q108 Rev Growth	52%
Gross Margin Positive	Q109
Cash & Equivalents	$125M
Total Assets	$664M

Operating Metrics Q109

Deployed Cell Sites	> 3,100
Customer Locations	> 6,500
Network Miles	~ 12,800
Fiber Nodes	> 250
Fiber Partners	> 20

3

FIBERTOWER CONFIDENTIAL

4 Company Snapshot San Francisco Headquarters NASDAQ Listed: FTWR Approximately 150 Employees 24 & 39 GHz wide-area licenses 3000+ Point-to-Point licenses 39 GHz Licensed Spectrum (National–scope coverage) 24 GHz Licensed Spectrum (Top 77 Markets) In-service Markets (Hybrid Fiber – Fixed Wireless Microwave) Headquarters and Primary NOC In-Service Market & Major Field Office (Backup NOC in Dallas) FiberTower National Footprint

5 Hybrid Fiber Microwave Network Architecture Illustrative End-to-End Solution (base station to mobile switching center) Customer 1 Mobile Switching Center Customer 2 Mobile Switching Center FTWR Fixed Network Hub Fixed-Wireless Customers1 & 3 Customers 1 & 2 Customers 1 & 2 Customers 1 & 3 Customers 1, 2 & 3 Customer 1 Customers 1, 2 & 3 FTWR Fixed Network Hub Customers 1 & 2 Leased or Dark Fiber FTWR Fiber Exchange Point (FEP) FiberTower Site (tower or rooftop) Customer Location (tenant/carrier)

6 Service Offering T1 and nXT1 Ethernet OC(n) Wavelength DS3 2003-2006 2007 2007 2008 2008 FiberTower has expanded its product portfolio over the last 24 months to address the needs of wireless carriers

7 2009 New Business Initiatives Wholesale opportunities Fiber-based carriers needing solutions to expand fiber-only reach Enterprise or wireless backhaul applications Government opportunities GSA Networx Contract National Broadband Initiative Leverage spectrum assets Leasing program New technologies Enable utilization of unique assets and capabilities

8 Key Q1 2009 Financial Accomplishments Maintained focus on revenue opportunities Created operating efficiencies by adding more customers/circuits Achieved gross profit for first time in Company’s history Driven by higher margins generated from incremental revenue gains Reflects operating leverage inherent in fixed cost network Continued to improve cash flow consumption Driven by high margin incremental revenue and cost savings Continued to maintain sufficient cash balance as projected Pursued success based investment opportunities Repurchased $71 million of par value debt in Q1 2009

9 Realizing Operating Leverage Q1 08 Q1 09 % Change Monthly Revenue Per Site Billing Colocations - Colo Rate Sites Deployed $1,440 4,500 1.92 2,911 $1,767 6,267 2.25 3,121 23% 39% 17% 7% Billing Sites - % Sites Billing 2,347 81% 2,790 89% 19% 80 bps. Operating efficiencies achieved by turning up backlog and adding more customers/circuits on the network

10 Financial Management Focus Grow business profitably Contain/reduce operating costs Closely manage CAPEX and cash Achieve Adjusted EBITDA positive $9.7 $(12.6) $11.9 $(9.6) $13.4 $(6.4) $14.3 $(4.9) $14.7 $(4.9) $(25.0) $(20.0) $(15.0) $(10.0) $(5.0) $- $5.0 $10.0 $15.0 $20.0 Q108 Q208 Q308 Q408 Q109 Revenue vs. Adjusted EBITDA (in millions) Revenue Adjusted EBITDA $198.2 $177.4 $163.6 $154.4 $125.2 Q108 Q208 Q308 Q408 Q109 Cash (in millions) $16.7 $9.9 $7.5 $2.8 $2.5 Q108 Q208 Q308 Q408 Q109 CapEx (in millions)

11 2009 Cash Requirements Continue to improve Adjusted EBITDA Exited 2008 with <$20M in run-rate EBITDA loss Growing revenue and market cash flow Pursue attractive capital investments Targeting $25-$40M in capital expenditures in 2009 Spending primarily success-based with <$10M in maintenance capex Evaluate capital market opportunities Previously repurchased debt in open market Early retirement of debt will result in reduction of annualized cash interest expense of $6.4 million Management expects to exit 2009 with significant cash liquidity

Q&A